TLC THE LASER CENTER INC.

                                      PROXY

                  Annual and Special Meeting of Shareholders of
                            TLC THE LASER CENTER INC.
                         to be held on November 4, 1999
                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS
                          OF TLC THE LASER CENTER INC.

            The undersigned shareholder of TLC The Laser Center Inc. (the "Corporation") hereby appoints Elias Vamvakas, President and a Director of the Corporation, or, failing him, John F. Riegert, Secretary of the Corporation, or, failing him, Peter Kastelic, Chief Financial Officer of the Corporation, or instead of any of the foregoing, ___________________________, as proxy of the undersigned, to attend, vote and act for and on behalf of the undersigned at the annual and special meeting of shareholders of the Corporation to be held on November 4, 1999 and at all adjournments thereof, upon the following matters:

1.    TO VOTE FOR |_| 1 OR WITHHOLD |_| 2
      or, if no specification is made, vote FOR the election of directors for the respective terms stated in the accompanying management information circular; provided that the undersigned wishes to withhold vote for the following directors:
      ______________________________________________________________________

2.    TO VOTE FOR |_| 3 OR AGAINST |_| 4
      or, if no specification is made, vote FOR a resolution authorizing an amendment to the articles of the Corporation to change the name of the Corporation to "TLC Laser Eye Centers Inc.;

3.    TO VOTE FOR |_| 5 OR AGAINST |_| 6
      or, if no specification is made, vote FOR a resolution confirming the amendment of By-Law No. 3 of the Corporation to reduce the quorum requirement for a valid shareholders meeting;

4.    TO VOTE FOR |_| 7 OR AGAINST |_| 8
      or, if no specification is made, vote FOR a resolution ratifying, confirming and approving the adoption of a Shareholder Rights Plan agreement effective as of September 21, 1999 between the Corporation and CIBC Mellon Trust Company as Rights Agent;

5.    TO VOTE FOR |_| 9 OR AGAINST |_| 10
      or, if no specification is made, vote FOR a resolution authorizing the Board of Directors of the Corporation to issue during the next two years up to 500,000 common shares to doctors as compensation for providing administrative or consulting services to the Corporation or its subsidiaries;

6.    TO VOTE FOR |_| 11 OR WITHHOLD |_| 12
      or if no specification is made, vote FOR the continued appointment of Ernst & Young as auditors of the Corporation and authorizing the directors to fix the remuneration of the auditors; and

7. TO VOTE at the discretion of the proxy nominee on any amendments to the foregoing and on such other business as may properly come before the meeting or any adjournments thereof.

EXECUTED on the ___________________ day of _____________________, 1999


- -----------------------------------         ------------------------------------
Number of Common Shares                     Signature of Shareholder


                                            ------------------------------------
                                            Name of Shareholder
                                            (Please print clearly)

NOTES:

1. A shareholder has the right to appoint a person to represent the shareholder at the meeting other than the management representatives designated in this proxy. Such right may be exercised by inserting in the space provided the name of the other person the shareholder wishes to appoint. Such other person need not be a shareholder.

2. To be valid, this proxy must be signed and deposited with the secretary of the Corporation c/o CIBC Mellon Trust Company, Proxy Dept., 200 Queen's Quay East, Unit #6, Toronto, Ontario M5A 4K9 not later than the close of business on November 2, 1999, or, if the meeting is adjourned, 48 hours (excluding Saturdays and holidays) before any adjourned meeting.

3. If an individual, please sign exactly as your shares are registered. If the shareholder is a corporation, this proxy must be executed by a duly authorized officer or attorney of the shareholder and, if the corporation has a corporate seal, its corporate seal should be affixed. If the shares are registered in the name of an executor, administrator or trustee, please sign exactly as the shares are registered. If the shares are registered in the name of the deceased or other shareholder, the shareholder's name must be printed in the space provided, the proxy must be signed by the legal representative with his name printed below his signature and evidence of authority to sign on behalf of the shareholder must be attached to this proxy.

4. Reference is made to the accompanying notice and management information circular for further information regarding completion and use of this proxy and other information pertaining to the meeting. Before completing this proxy, non-registered holders should carefully review the section in the accompanying management information circular entitled "General Proxy Information - Non-Registered Shareholders" and should carefully follow the instructions of the securities dealer or other intermediary who sent this proxy.

5. If this proxy is not dated in the space provided, it is deemed to bear the date on which it is mailed by management of the Corporation.

6. If a share is held by two or more persons, any one of them present or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote in respect thereof, but if more than one of them are present or represented by proxy, they shall vote together in respect of each share so held.